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                                  EXHIBIT 10.21

                               THE GOOD GUYS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


                This Non-Qualified Stock Option Agreement (the "Option Agreement") is made and entered into as of July 27, 2000, by and between the Good Guys, Inc., (the "Company) and Stanley R. Baker ("Optionee").

                1. Grant of Option. The Company hereby grants to the Optionee a non-qualified option to acquire 25,000 shares of the Company's common stock, $.01 par value ("Common Stock"), exercisable at a price of $3.250 per share, which is equal to the fair market value of the common stock of the Company as of the date hereof. The option price shall be paid in full in United States Dollars upon exercise of the option, which may include cash forwarded through a broker or other agent-sponsored exercise or financing program.

                2. Exercisability. The option shall become exercisable on a cumulative basis as to one-third of the total number of shares covered thereby on each of the first, second and third year anniversary dates of the date hereof. The option shall in no event to exercisable after the expiration of ten years from the date hereof. To the extent that the option is exercisable, it may be exercised at anytime in whole or in part.

                3. Exercise Upon Termination of Employment. Subject to the provision Section 4 hereof:

                (a) In the event the Optionee, during his life, ceases to be employed by the Company for any reason other than death or disability, the option shall terminate, except that the Optionee shall have the right to exercise the option, to the extent the Optionee shall have been entitled to do so at the date of termination, at anytime with 30 days after such termination.

                (b) If the Optionee dies while employed by the Company, is or her personal representatives, executors, trustees or legatees shall have the right for a period of twelve months from the date of death to exercise the option to the extent the Optionee was entitled to exercise the option on the date of his death.

                (c) If the Optionee becomes permanently disabled while employed by the Company, the option, if otherwise exercisable by the Optionee at the date of termination of employment due to disability shall be exercisable for a period of twelve months from the date of termination.

                (d) None of the provisions of this Section 3 shall allow the exercise of the option after the date on which it would otherwise normally have expired had the Optionee continued in the Company's employment.



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                4. Change in Control. In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation or parent corporation of, as the case may be (the "Acquiring Corporation"), shall assume the Company's rights and obligations under the option to the extent the option is then outstanding and unexercised (the "Outstanding Option") or substitute for the Outstanding Option a substantially equivalent option for the Acquiring Corporation's stock. If the Acquiring Corporation fails to assume the Company's rights and obligations under the Outstanding Option or to substitute a substantially equivalent option for the Outstanding Option in connection with the Change in Control, and provided that the Optionee's employment has not terminated prior to such Change in Control then the Optionee shall be entitled to one additional year of vesting under the Option, effective immediately prior to the consummation of the change in control. The option shall terminate and cease to be effective as of the consummation of the Change of Control to the extent that the option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control. "Change in Control" as used herein shall mean a consolidation or merger of the Company if the shareholders of the Company immediately before the merger or consolidation do mot immediately after the merger or consolidation own equity or securities of the acquiring corporation possessing 50% or more of the voting power of the Acquiring Corporation or (b) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of substantially all of the assets of the Company.

                5. Transferability. The assets shall not be transferable otherwise than by will or if the Optionee dies interstate, by the laws of dissent and distribution of the state of domicile of the Optionee at the time of death, provided that the Option may be transferred by the Optionee to a trust or other entity established by the Optionee for estate planning purposes. Except for the exercise of the option by trust or entities established by the Optionee for estate planning purposes, the option shall be exercisable during the lifetime of the Optionee only by the Optionee.

                6. Effect of Option on Rights as Employee. Nothing in this option shall confer any right on the Optionee to continue in the employment of the Company or interfere in any way with the rights of the Company to terminate the employment of the Employee at anytime.

                7. Adjustment Upon Changes and Shares. If any change is made in shares subject to the option (through recapitalization, stock dividend, stock split or combination of shares), an appropriate adjustment shall be made by the Board of Directors or the Compensation Committee of the Company in the number of shares and price per share of stock subject to the option.

                8. Withholding. There shall be deducted from the compensation of the Optionee the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such government authority for the account of the person with respect to the option.



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                9. Investment Representation and Registration. The shares of common stock with are the subject of this Option Agreement have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. No such sale or disposition may be effected without an effective Registration Statement related thereto or an opinion of counsel satisfactory to the Company that such registration is not required under the Security Act of 1933. The Company will use its reasonable best effects to cause an S-8 Registration Statement covering the shares of common stock which are the subject of this Option Agreement to become effective prior to the time the option granted to the Optionee hereunder first becomes exercisable.

                10. Binding Effect. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and insure to the benefit of the successors and assignment of the parties hereto.

        IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed as of the day and year referred to above.


                                            THE GOOD GUYS, INC.


                                            By
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                                            /s/ STANLEY R. BAKER
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                                            Stanley R. Baker